UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2015, General Employment Enterprises, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Roth Capital Partners, LLC (the "Representative"), as the representative of the several underwriters identified therein (collectively, the "Underwriters"), pursuant to which the Company agreed to offer and sell up to 11,200,000 shares of the Company's common stock, no par value (the "Common Stock"), at a price of $0.70 per share. Under the terms of the Underwriting Agreement, the Company has granted the Representative an option, exercisable for 30 days, to purchase up to additional 1,680,000 shares of Common Stock to cover over-allotments, if any.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and before offering expenses payable by the Company, will be approximately $7.3 million. If the underwriters exercise their over-allotment option in full, net proceeds from the offering are expected to be approximately $8.4 million. The closing of the offering is expected to take place on July 27, 2015, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company's effective registration statements on Form S-3 (File No. 333- 204080), as amended and supplemented filed with the Securities and Exchange Commission (the "SEC").

The Underwriting Agreement also provides for us, upon the closing of the offering, to issue warrants (the "Underwriter's Warrant") to the Underwriters to purchase from the Company up to a total of 1,120,000 shares of Common Stock which will be exercisable for five years. The Underwriter's Warrant has a seven-year piggyback registration right with respect to shares of Common Stock underlying the Underwriter's Warrant from the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering. The risks and uncertainties involved include the Company's ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company's filings with the SEC.

The Underwriting Agreement and a copy of the Underwriter's Warrant are filed as Exhibit 1.1 and Exhibit 4.1 to this Current Report and the description of the material terms of the Underwriting Agreement and the Underwriter's Warrant are qualified in its entirety by reference to such exhibits. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On July 22, 2015, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report. The Company's press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 22, 2015.

4.1	Form of the Underwriter's Warrant (contained in Exhibit 1.1).

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of Common Stock that were registered on Registration Statement on Form S-3 (No. 333- 204080), as amended and supplemented.

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1).

99.1	Press Release dated July 22, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: July 22, 2015	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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